Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 of Petróleos Mexicanos of our report dated June 29, 2007, relating to the financial statements, which appears in Petróleos Mexicanos’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
PricewaterhouseCoopers, S.C.
/s/ Ariadna Laura Muñiz Patiño

Mexico City, Mexico
November 25, 2008